                                                  EXHIBIT 10(o)-1

PORTIONS OF THIS EXHIBIT IDENTIFIED BY "***" HAVE BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE FREEDOM OF INFORMATION ACT.

                           MOBILE GAS SERVICE CORPORATION
                              TRANSPORTATION AGREEMENT

THIS AGREEMENT (this "Agreement") is made and entered into as of this 15th day of May, 1995 by and between MOBILE GAS SERVICE CORPORATION, an Alabama corporation with a mailing address of P. O. Box 2248, Mobile, Alabama 36652, herein called "Mobile Gas," and TUSCALOOSA STEEL CORPORATION, an Alabama corporation with a mailing address of 1700 Holt Road, N.E., Tuscaloosa, Alabama 35404-1000, herein called "Customer."

WHEREAS, Customer desires to use natural gas for the operation of Customer's planned direct iron reduction units and associated plant equipment to be located at Customer's proposed plant on its "McDuffie Island" site in Mobile, Alabama (the "Plant"); and

WHEREAS, Mobile Gas operates a system for the distribution of natural gas from natural gas transmission pipelines and processing plants, through which Mobile Gas can transport to the Plant gas purchased by Customer or its agents from third parties ("Customer's Shippers") and delivered by Customer's Shippers to Mobile Gas, and the parties desire that Mobile Gas provide such transportation services to Customer and construct certain pipeline facilities for such purpose.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I - TERM OF AGREEMENT

1.1 The term of this Agreement shall be fifteen Contract Years, beginning on the Commencement Date, as defined in Article IV. "Contract Years" shall mean the consecutive twelve-month calendar periods commencing with the first day of the month beginning after the Commencement Date (provided that if the Commencement Date is the first day of a month, the first Contract Year shall commence on such date, and if the Commencement Date is not the first day of a month, the first Contract Year shall also include the period from the Commencement Date to the first day of the month beginning after the Commencement Date).

1.2 So long as Customer is not in default hereunder at the expiration of the initial term hereof, as the same may be extended pursuant to Section 9.3 (the "Expiration Date"), either Customer or Mobile Gas may extend this Agreement for an additional term of fifteen Contract Years immediately following the Expiration Date (the "Renewal Term") by notifying the other of its intent to so extend not less than 90 days prior to the Expiration Date. The Rate for such Renewal Term is set forth on Exhibit "A."

1.3 Notwithstanding the provisions of Section 1.1, this Agreement shall become effective as of the date hereof with respect to the obligations of the parties specified in ARTICLE III hereof, and payment obligations arising prior to expiration or termination of this Agreement shall remain in effect after the term of this Agreement.

1.4 This Agreement may only be terminated prior to the expiration of the initial term or the Renewal Term hereof, if any, as the case may be:

          (a) by Mobile Gas

               (i) in accordance with Section 8.4,

               (ii) in accordance with Section 9.4(b), or

               (iii) after occurrence of any material breach by Customer in the performance of its obligations hereunder and the continuance of such breach 90 days after notice by Mobile Gas to Customer of such breach and demand by Mobile Gas that Customer cure same;

          (b) by Customer

               (i) in accordance with Section 9.4(a), or

               (ii) in accordance with Exhibit A, or

               (iii) after occurrence of any material breach by Mobile Gas in the performance of its obligations hereunder and the continuance of such breach 90 days after notice by Customer to Mobile Gas of such breach and demand by Customer that Mobile Gas cure same. In the event of termination by Customer under this clause (iii), Customer shall not owe any further minimum bill payments or termination payments in lieu thereof as provided for in Exhibit A.

ARTICLE II - TRANSPORTATION SERVICE

2.1 Mobile Gas will transport up to a volume of *** MMBtu per day, not to exceed *** MMBtu per hour ("Contract Demand Volume") to the Point of Redelivery, as hereinafter defined, for use at the Plant. Customer will pay Mobile Gas for all gas transported by Mobile Gas to the Plant and agrees to accept transportation service from Mobile Gas subject to the terms and conditions hereof. As used herein the term "MMBtu" shall mean 1,000,000 British Thermal Units (which means the amount of heat required to raise the temperature of one pound of distilled water one degree Fahrenheit at 60 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute).

2.2 The effective Rates for the initial term, and any renewal term, if any, and certain other terms pertaining to such transportation service are specified in Exhibit "A" which is attached hereto and made part of this
Agreement.   Customer agrees that Mobile Gas shall be the sole transporter of natural gas to the Plant during the term of this Agreement.

2.3 If this Agreement is renewed for a Renewal Term, if at any time and from time to time during Contract Years *** through *** the volume transported pursuant to this Agreement is less than an average volume of *** MMBtu per day for any consecutive *** -month period (with force majeure days excluded from the calculation), then Mobile Gas may, by not less than 30 days' written notice to Customer, reduce the Contract Demand Volume to a Contract Demand Volume equal to *** of such average daily volume during such *** -month period. Such reduction shall not affect the applicable Rate or the minimum bill provisions set forth in Exhibit "A".

2.4 If this Agreement is renewed for a Renewal Term, if during any Contract Year during the Renewal Term the average volume of gas transported is below *** MMBtu per day (with force majeure days and up to two weeks of Customer scheduled maintenance excluded from the calculation), Mobile Gas may, by not less than 30 days' written notice to Customer, cause the Rate for transportation of gas to thereafter be the rate set forth in the T-1 Tariff of Mobile Gas, or any tariff which is a successor thereto, and such Rate shall remain in effect during the remainder of the Renewal Term. Any such rate change shall not affect the minimum bill provisions set forth in Exhibit "A".

2.5 During Contract Years *** through *** , Customer may, by not less than 30 days' written notice to Mobile Gas, elect once to reduce the Contract Demand Volume to *** MMBtu, and in such event, the annual minimum bill amount for the following Contract Years shall be reduced to *** through the end of Contract Year ***. In such event, such reduced Contract Demand Volume would remain in effect during any Renewal Term, and the minimum bill during such Renewal Term would be as specified in Exhibit "A".

ARTICLE III - ACTIONS PRIOR TO COMMENCEMENT DATE; NOTICE OF FACILITIES
COMPLETION

3.1 Customer shall be responsible for construction of its pipeline from the Point of Redelivery to the Plant, and for construction of the Plant. Promptly after the execution of this Agreement, Customer shall provide to Mobile Gas an easement in form reasonably acceptable to Mobile Gas for construction of that portion, if any, of the Facilities, as hereinafter defined, as shall cross property owned or leased by Customer, as well as for construction and maintenance of a metering station on the Plant premises.

3.2 Promptly after the execution of this Agreement and receipt of all required regulatory approvals, easements and rights-of-way as may be required, Mobile Gas shall begin construction of the facilities necessary to deliver natural gas to the Point of Redelivery specified herein (the "Facilities"). Mobile Gas will proceed with reasonable dispatch to obtain required regulatory approvals, easements and rights of way as may be required hereunder. Mobile Gas shall at its expense complete such construction of the Facilities as is required to enable Mobile Gas to deliver gas to Customer at the Point of Redelivery at the Contract Demand Volume ("Facilities Completion") not later
than 18 months after the execution of this Agreement.   Not more than 60 nor
less than 20 days prior to such Facilities Completion, Mobile Gas shall provide notice to Customer of the date that Facilities Completion will occur.

ARTICLE IV - COMMENCEMENT DATE

4.1 The "Commencement Date" shall be the earlier of (i) the date Customer first takes natural gas from the Facilities into the Plant, or (ii) 30 days after the date of Facilities Completion, provided that the Commencement Date pursuant to this subsection 4.1(ii) shall not be earlier than 18 months after the execution of this Agreement.

ARTICLE V - QUALITY

5.1 The volumes of natural gas delivered by Customer's Shippers and redelivered by Mobile Gas hereunder shall be measured at an equivalent pressure base of 14.73 pounds per square inch absolute ("psia") and an assumed atmospheric pressure of 14.7 psia, and at a temperature base of 60 degrees Fahrenheit. The volume of natural gas determined hereunder shall be adjusted to give effect to Boyle's Law in accordance with standard procedure.

5.2 The quality of the gas delivered by Customer's Shippers to Mobile Gas and redelivered by Mobile Gas to Customer shall be pipeline quality, and:

     (a) Shall be dehydrated and shall in no event have a water content in excess of seven (7) pounds of water per million (1,000,000) cubic feet of gas measured at a pressure base of 14.73 psia and at a temperature base of 60 degrees Fahrenheit, as determined by dew point or other moisture measuring equipment in general use in the industry.

     (b) Shall not contain more than one (1) grain of hydrogen sulfide per one hundred (100) cubic feet as determined by quantitative methods in general use in the industry.

     (c) Shall not contain more than twenty (20) grains of total sulphur, including hydrogen sulfide, per one hundred (100) cubic feet as determined by quantitative methods in general use in the industry.

     (d) Shall not contain in excess of:

          (i) Three percent (3.0%) by volume carbon dioxide.

          (ii) Two percent (2.0%) by volume oxygen.

          (iii) Three percent (3.0%) by volume nitrogen.

     (e) Shall be commercially free from dust, gum, gum-forming constituents or other liquid or solid matter which might become separate from the gas in the course of transportation through pipelines.

     (f) Shall be commercially free of water and other objectionable liquids at the temperature and pressure at which the gas is delivered and the gas shall not contain any hydrocarbons which might condense to free liquids in the pipeline under normal pipeline conditions.

ARTICLE VI - POINT OF DELIVERY AND REDELIVERY

6.1 Customer's Shipper shall deliver gas (at a pressure sufficient to enter into the interconnection at the Point of Delivery) to be transported by Mobile Gas hereunder to Mobile Gas' presently existing interconnections with (a) ***, (b) *** , (c) ***, or (d) *** (each a "Point of Delivery"). Any additional Point of Delivery shall only be designated by mutual written agreement of Mobile Gas and Customer.

6.2 No more than *** MMBtu per hour, nor more than *** MMBtu per day shall be delivered to the *** interconnection; no more than *** MMBtu per hour, nor more than *** MMBtu per day shall be delivered to *** interconnection; and no more than *** MMBtu per hour, nor more than *** MMBtu per day shall be delivered to the *** interconnection. These allocations are subject to the daily and hourly volume restrictions in Section 2.1.

6.3 Upon Customer's request, which shall include an undertaking satisfactory to Mobile Gas that Customer will reimburse Mobile Gas for all costs reasonably incurred (including all taxes, whether income tax or otherwise, incurred as a result of receipt of such reimbursement), Mobile Gas shall install at any one or more Points of Delivery additional metering capacity which will allow Customer increased allocations at the Points of Delivery specified in Section 6.2.

6.4 In the event that the metering capacity at any Point of Delivery specified in Section 6.2 is increased by Mobile Gas (other than as described in Section 6.3), Mobile Gas may, in its sole discretion, determine whether or not to increase Customer's allocation at such Point of Delivery.

6.5 The Point of Redelivery of natural gas by Mobile Gas to Customer hereunder shall be the flange outlet of the Mobile Gas metering station, which shall be located at or near the boundary of and on the Plant premises property.

ARTICLE VII - PRESSURE AT POINT OF REDELIVERY

7.1 Mobile Gas shall deliver gas to the Point of Redelivery at the highest operating pressure available from time to time in the Mobile Gas system for deliveries at the point of Redelivery, but at not less than *** pounds per square inch gauge (psig) nor more than *** pounds per square inch gauge
(psig).

ARTICLE VIII - BILLING

8.1 On or before the seventh (7th) working day of each calendar month, Mobile Gas shall render to Customer a statement of the amount of gas transported hereunder by Mobile Gas to Customer during the preceding calendar month (and with respect to the first such statement, for the portion of a month, if any, between the Commencement Date and the first full calendar month) and shall also render a bill for all gas so transported. Customer shall make payment to Mobile Gas at P. O. Box 2248, Mobile, Alabama 36652, or at such other address as may be provided by Mobile Gas by notice to Customer, on or before the twenty-fifth (25th) day of that month or 15 days after the date the bill is rendered, whichever is later.

8.2 On or before the seventh (7th) working day after the end of each consecutive Contract Year, Mobile Gas shall render to Customer a statement of the amount, if any, by which the aggregate billings by Mobile Gas to Customer during the preceding Contract Year were less than the minimum annual bill specified on Exhibit "A" (the "Minimum Bill Balance"), and if there exists a Minimum Bill Balance, shall also render a bill for such amount in accordance with Section 8.1. Customer shall make payment to Mobile Gas of the Minimum Bill Balance, if any, in accordance with Section 8.1.

8.3 In the event that Customer fails to pay any amounts due hereunder when due, interest shall accrue on all unpaid amounts from the date due until paid at a rate of interest equal to 2% in excess of the rate of interest reported as the "prime rate" in the "Money Rates" section of The Wall Street Journal or any successor thereto.

8.4 Should Customer fail to pay to Mobile Gas any amount for which a bill has been rendered and which is due to Mobile Gas by the time specified in Section 8.1, and such failure to pay continues for an additional five days, then Mobile Gas may suspend deliveries of gas hereunder 10 days after written notice given on or after the last day of such additional five days to Customer of such failure to pay. In the event Mobile Gas has given the written notice prescribed in the preceding sentence, it will at least 72 hours prior to suspension of deliveries of gas pursuant to this Section 8.4, send notice by facsimile to two separate individuals designated by Customer by notice to Mobile Gas. Mobile Gas will also endeavor to give further personal or telephonic notice to such person or office at the Plant as Customer may specify by notice to Mobile Gas, at least 72 hours prior to suspension of deliveries of gas pursuant to this Section 8.4. In the event written notice has been given as provided above, and payment has not been received for a period of 90 days, such period commencing on the date of the written notice described above,then Mobile Gas may, in its sole discretion, terminate this Agreement. Such termination shall not relieve Customer from the termination payment obligations set forth in Exhibit A(2).

8.5 In the event that Customer disputes any amount shown on a statement issued by Mobile Gas to Customer, such disputed amount shall be paid. Notwithstanding such payment, Customer shall have the right to claim from
Mobile Gas such disputed amount.   Upon receipt by Mobile Gas of any claim
from Customer for a disputed amount, Mobile Gas and Customer shall endeavor to amicably resolve the disputed amount prior to institution of arbitration by Customer. The parties are not obligated to pursue amicable resolution for more than ten (10) days.

ARTICLE IX - FORCE MAJEURE

9.1 In the event of either party hereto being rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than to make payments hereunder (except as provided below), the obligations of the party, as far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall as far as possible be remedied with all reasonable dispatch. The party so affected by such event of force majeure shall give written notice, with reasonably full particulars of such force majeure, including without limitation measures to be taken to alleviate such force majeure, in writing or by fax to the other party as soon as possible after the occurrence of the causes so relied upon.

9.2 The term "force majeure" as employed herein shall mean, without limitation, acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, sabotage, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, floods, storms, fires, washouts, arrests and restraints of rulers and peoples, civil disturbances, explosions, breakage or accident to lines of pipe, hydrate obstructions of lines of pipe, repairs, failure of adequate supply pressures to any Point of Delivery or other operational constraints affecting the Mobile Gas system, inability of either party to obtain necessary permits or regulatory approvals or to obtain easements or rights of way, freezing of a well or plant, well blowouts, craterings, and the act of any court or governmental authority, or any other cause, whether of the kind herein enumerated or otherwise, not within the control of the party claiming suspension or which, by the exercise of due diligence, such party is unable to prevent or overcome; provided however, that the settlement of strikes or lockouts shall entirely be within the discretion of the party engaged in such labor dispute, and the requirement that any force majeure shall be remedied with the exercise of diligence shall not require the settlement of strikes or lockouts by acceding to the demands of opposing parties when such course is inadvisable in the discretion of the party engaged in such labor dispute.

9.3 In the event Mobile Gas is, due to an event of force majeure as herein defined, unable to provide transportation services under this Agreement for a consecutive ninety-day period, then the obligation of Customer to make payment hereunder shall thereafter be suspended until service is again made available hereunder, and the term of this Agreement shall be automatically extended for a period equal to the period during which payment is so suspended.

9.4 (a) In the event a force majeure condition claimed by Mobile Gas is not corrected within *** days, Customer may, at its discretion, elect to terminate this Agreement upon *** days written notice, and this Agreement shall terminate at the end of such *** day period without relieving either party from any obligations due on the date of such termination.

(b) In the event a force majeure condition claimed by Customer is not corrected within *** days, Mobile Gas may, at its discretion, elect to terminate this Agreement upon *** days written notice, and this Agreement shall terminate at the end of such *** day period without relieving either party from any obligations due on the date of such termination, except that Customer shall not owe any further minimum bill payments or termination payments in lieu thereof as provided for in Exhibit "A".

ARTICLE X - CONDITIONS OF TRANSPORTATION INTERRUPTION

10.1 All nominated gas (up to the Contract Demand Volume) delivered by Customer's Shipper to the Point of Delivery in compliance herewith shall be considered an authorized volume of gas, and shall be transported to the Point of Redelivery by Mobile Gas, subject to the terms hereof.

10.2 Notwithstanding any other provision of this Agreement, the transportation service to be provided by Mobile Gas hereunder is subject to interruption in any amount (up to and including one hundred percent interruption) at any time if, in the exercise of its sole discretion, Mobile Gas determines such interruption is necessary only (a) due to maintenance, improvement, replacement or alterations to plants, lines of pipe or related facilities of Mobile Gas, provided, however, that interruptions for such purposes shall not exceed *** days during the initial fifteen year term of this Agreement, with there being no such limitation associated with any renewal term hereunder,
(b) due to force majeure conditions as defined in Article IX, or
(c) pursuant to any Curtailment Plan in effect from time to time applicable to Mobile Gas customers and approved by the Alabama Public Service Commission ("APSC").

10.3 In the event of circumstances giving rise to interruption or curtailment under Section 10.2(a) or (c), Mobile Gas shall exert its best efforts to provide as early a prior notice of interruption or curtailment as is practicable under the circumstances, and shall (unless prevented by force majeure), if reasonably possible, provide at least eight hours' notice of the time and extent of such interruption or curtailment.

10.4 Mobile Gas shall use reasonable dispatch to restore transportation service after an interruption pursuant to Section 10.2 of this Agreement.

10.5 Mobile Gas and Customer shall each have sole discretion in scheduling their respective maintenance, improvements, replacements or alterations to plants. However, the parties do agree to communicate with one another in an effort to schedule maintenance, improvements, replacements or alterations to plants in such a way as to minimize any interference with Customer's operations.

ARTICLE XI - NOMINATION PROCEDURE

11.1 Customer or Customer's agents shall provide to Mobile Gas a daily confirming nomination to match the nomination made by Customer's Shipper. Confirmation shall be made by voice or fax prior to 3 P.M., Mobile, Alabama time, the day before a weekday delivery to Mobile Gas and by 3 P.M., Mobile, Alabama time, on the Friday before any weekend delivery.

ARTICLE XII - NOTICES

12.1 Whenever any notice, request, demand or statement is required or permitted to be given under any provision of this Agreement, unless expressly provided otherwise herein, such shall be in writing, signed by or on behalf of the person giving the same, and shall be deemed to have been given when mailed by first class mail, sent by Federal Express, Express Mail, or similar overnight delivery or courier service, or delivered in person, or sent by facsimile transmission with the transmission confirmed by the transmitting equipment of the sender, to the address of such party as hereinafter set forth:

    Mobile Gas Service Corporation      Tuscaloosa Steel Corporation
    2828 Dauphin Street (36606)         1700 Holt Road, N.E.
    P. O. Box 2248                      Tuscaloosa, Alabama 35404-1000
    Mobile, Alabama 36652
    Fax:    (334) 478-5817              Fax:     (205) 507-3112
    Telephone:    (334) 476-2720        Telephone:    (205)507-3107

or to such other address or facsimile number as one party may specify by written notice to the other.

ARTICLE XIII - LAW GOVERNING

13.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

ARTICLE XIV - ENTIRE AGREEMENT

14.1 This instrument embodies the entire Agreement and understanding between the parties hereto. There are no Agreements, understandings, conditions, warranties, or representations, oral or written, express or implied, with reference to the subject matter hereof that are not merged herein or superseded hereby.

ARTICLE XV - SPECIAL PROVISIONS

The following Special Provisions are made a part hereof:

15.1 Mobile Gas may, but shall not be obligated to, transport or provide volumes in excess of the Contract Demand Volume if requested by Customer. If, on any day, the Customer takes an Unauthorized Volume of gas, the Customer shall, upon written request, pay to Mobile Gas, as damages, any costs incurred by Mobile Gas. An "Unauthorized Volume" is a volume in excess of the authorized volume described in Section 10.1 or any volume taken by Customer in excess of permitted volume during a period of curtailment described in a notice of interruption given by Mobile Gas in accordance with Section 10.2. The payment of costs incurred by Mobile Gas for unauthorized volumes taken by Customer shall not under any circumstances be considered as giving Customer the right to take unauthorized volumes, nor shall such payment be considered as a substitute for or exclusive of any other remedies available to Mobile Gas against Customer for failure to respect its obligations to adhere to the provisions of this Agreement.

15.2 In the event Mobile Gas incurs any cost, expense and/or penalties resulting from Customer being over-or under-nominated for any period of time, Customer shall, upon written request, reimburse Mobile Gas for such cost, expenses and/or penalties.

15.3 When Mobile Gas becomes aware that costs will be incurred by Customer as a result of the Customer's non-compliance with the provisions of Sections 15.1 or 15.2, Mobile Gas will endeavor to advise Customer as soon as practicable of such event.

15.4 A "day" when used in this Agreement shall mean a twenty-four (24) hour period ending at 8:00 A.M., Mobile, Alabama time.

15.5 (a) The unit of volume for measurement of gas delivered hereunder shall be one (1) cubic foot of gas at base temperature of sixty (60) degrees Fahrenheit and at an absolute pressure of fourteen and seventy-three hundredths (14.73) pounds per square inch. All fundamental constants, observations, records, and procedures involved in determining and/or verifying the quantity and other characteristics of gas delivered hereunder shall, unless otherwise specified herein, be in accordance with industry standards, as exist now and may from time to time be amended or supplemented. All measurements of gas shall be determined by calculation into terms of such unit. All quantities given herein, unless expressly stated otherwise, are in terms of such unit. Notwithstanding the foregoing, it is agreed that, for all purposes, the Btu content of the gas received and delivered by Mobile Gas hereunder shall be measured on an "as delivered" basis rather than a fully saturated or "wet" basis.

     (b) Mobile Gas shall inst all, maintain and operate, or cause to be installed, maintained and operated, the measurement facilities required hereunder. Said measurement facilities shall be so equipped with meters, gauges, and other instruments of standard make and design commonly acceptable in the industry, as to accomplish the accurate measurement of gas delivered hereunder. The calibrating and adjustment of meters shall be done by Mobile Gas or its agent. The accuracy of Mobile Gas measuring equipment shall be verified at appropriate intervals, for instance, orifice meters shall be calibrated at least once in each thirty (30) day period, and turbine meters onceeach year. Mobile Gas shall keep all meters accurate and in repair. Mobile Gas shall give Customer reasonable notice of all tests conducted on measuring equipment in order that, if Customer desires, Customer may have its representative present. If either party desires a special test of any measuring equipment, it will promptly notify the other party and the parties shall then cooperate to secure a prompt verification of the accuracy of such equipment. The expenses of any such special test, if requested by Customer, shall be borne by Customer if the measuring equipment tested is found to be accurate within the limits of plus or minus two percent (2%) of error. For the purposes of measurement and meter calibration, the atmospheric pressure shall be assumed to be fourteen and seventy-three hundredths (14.73) pounds per square inch, irrespective of variations in natural atmospheric pressure from time to time.

     (c) Customer may, at its option and expense, install and operate a check meter on its premises to check Mobile Gas's meter, but measurement of gas delivered toCustomer for the purpose of this Agreement shall be by Mobile Gas's operated metering only. Any check meter installed shall be of a standard type and shall be subject at all reasonable times to inspection or examination by Mobile Gas, but the reading, calibration and adjustment thereof and changing of charts shall be done only by the employees or agents of Customer.

     (d) If upon any test the mete ring equipment in the aggregate is found to be inaccurate, by more than two percent (2%), either plus or minus, registration thereof and any payment based upon such registration shall be corrected at the rate of such inaccuracy for any period of inaccuracy which is definitely known or agreed upon, or if not known or agreed upon, then for a period extending back one-half (1/2) of the time ela psed since the day of the last calibration. Following any test, any metering equipment found to be inaccurate to any degree shall be adjusted immediately to measure accurately; however, if any inaccuracy is two percent (2%) or less, all prior readings and measurements shall be deemed to be accurate and no adjustments to any prior reading shall be made.

     (e) If for any reason, any meter is out of service or out of repair so that the quantity of gas delivered through such meter cannot be ascertained or computed from the readings thereof, the quantity of gas so delivered during such period shall be estimated and agreed upon by the parties hereto upon the basis of the best available data, using the first of the following methods which is feasible:

          (i) by using the registration of any check measuring equipment, if installed and registering accurately;

          (ii) by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculation; or

          (iii) by estimating the quantity of gas deliveries by deliveries during preceding periods under similar conditions when the meter was registering accurately.

     (f) The measurement hereunder shall be corrected to give effect to Boyle's Law at the pressure and temperature under which gas is delivered hereunder.

     (g) Mobile Gas will allow Customer access to all pulses and other data from the Mobile Gas meters installed to provide service pursuant to this Agreement.

     (h) If at any time d uring the term of this Agreement a new method or technique is developed with respect to gas measurement, or the determination of the factors used in such gas measurement, such new method or technique may be substituted for any method set forth herein which meets generally accepted industry standards and practices and is acceptable to both parties.

15.6 Mobile Gas agrees to protect, defend, indemnify, and hold harmless the Customer, its officers, directors, agents and/or employees from and against any claims, demands, losses, damages, suits and expenses, for damages and/or injury to persons and/or property which may be brought against the Customer, its officers, directors, agents and/or employees arising out of, or resulting from, the transportation of natural gas from the Point of Delivery to the Point of Redelivery pursuant to the terms and conditions expressed herein.

15.7 Customer agrees to protect, defend, indemnify, and hold harmless Mobile Gas, its officers, directors, agents and/or employees from and against any claims, demands, losses, damages, suits and expenses, for damages and/or injury to persons and/or property which may be brought against Mobile Gas, its officers, directors, agents and/or employees arising out of, or resulting from, the transportation of natural gas by the Customer or its agents to the Point of Delivery and from the Point of Redelivery to and through its plant and facilities.

15.8 Customer warrants for itself, its successors and assigns, that it will have at the time of delivery of gas for transportation hereunder good title or valid right to deliver such gas hereunder; that the gas it delivers hereunder shall be free and clear of all liens, encumbrances, or claims whatsoever; and that it will indemnify Mobile Gas and save it harmless from all claims, suits, actions, damages, costs and expenses arising directly or indirectly from or with respect to the title to gas tendered to Mobile Gas hereunder.

15.9 As between Customer and Mobile Gas, Customer shall be in control and possession of the gas transported hereunder prior to delivery to Mobile Gas at the Point of Delivery and after delivery by Mobile Gas to Customer at the Point of Redelivery, and Mobile Gas shall be in control and possession of the gas after the receipt of the same at the Point of Delivery and until delivery by Mobile Gas to Customer at the Point of Redelivery. The risk of loss for all gas transported hereunder shall be and remain with the party having control and possession of the gas as herein provided.

15.10 Mobile Gas agrees to transport additional volumes of gas to Customer for a period of up to thirty (30) days beyond the termination of this Agreement in order to bring into balance any imbalance that exists at the termination of this Agreement.

15.11 Customer may at its sole option and from time to time appoint an Agent, and upon such appointment notify Mobile Gas of such appointment, to represent Customer for purposes of making nominations, delivering gas to a Delivery Point and adjusting balances. Customer acknowledges that Mobile Gas may rely on instructions of Customer's duly appointed Agents as if such instructions were made by Customer until such time as Customer sends Mobile Gas a notice requiring Mobile Gas to no longer accept instructions from such Agent.

ARTICLE XVI - MISCELLANEOUS PROVISIONS

16.1 This Agreement may not be assigned by either party hereto without the written consent of the other party hereto, such consent not to be unreasonably withheld or delayed. Any assignment without prior consent shall be void and without force and effect.

16.2 The effectiveness of this Agreement is subject to approval hereof by the APSC.

ARTICLE XVII - ARBITRATION

17.1 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

17.2 All arbitrations pursuant to this Agreement shall be held at Mobile, Alabama.

17.3 There shall be three arbitrators. One of the arbitrators shall be appointed by Mobile Gas, the second by Customer, and the third shall be a neutral arbitrator selected by these two arbitrators. Such neutral arbitrator shall be chairman of the arbitration panel.

17.4 The arbitration shall be decided by a majority vote of the arbitration panel. The cost of arbitration, including the fees of the arbitrators, shall be borne by the losing party, unless the arbitrators decide otherwise.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its officer thereunto duly authorized as of the date first above written.



WITNESS:                                MOBILE GAS SERVICE CORPORATION


/s/ G. Edgar Downing, Jr.                    By:  /s/ John S. Davis
                                        --------------------------------
                                        Its: President
                                        --------------------------------

WITNESS:


/s/ D. W. Wilson                             TUSCALOOSA STEEL CORPORATION

                                        By:  /s/ D. C. Wagg
                                        --------------------------------
                                        Its: Vice President Finance
                                        --------------------------------

                                   EXHIBIT '"A"
                              MCDUFFIE ISLAND SITE

                         MOBILE GAS SERVICE CORPORATION
                       TRANSPORTATION SERVICE CONDITIONS


1.    *** Transportation Rate ***

     (a)  "Flat Rate" for first ***  Contract         ***  per MMBTU for all
          Years of this Agreement                      MMBtus transported
                                             during the ***.

     (b)  "Flat Rate" for Renewal Term                 As specified below
          of this Agreement (if renewed)

          Note: The above "Flat Rates" are contingent upon Mobile Gas receiving specified concessions from the State and/or entities as detailed in Exhibit "B", and are subject to the provisions of Section 2.4 of this Agreement. In the event any of such concessions are not obtained in a manner acceptable to Mobile Gas, the Flat Rates shall be increased as set forth in Exhibit B.

          The Flat Rate for all Therms transported during any month in the Renewal Term shall be equal to *** by the "Percentage Increase", if any. The "Percentage Increase", if any, shall be calculated as follows:

          First, there shall be determined a percentage equal to a fraction, the numerator of which shall be the Index for the *** month of the *** Contract Year less the Base Index, and the denominator of which shall be the Base Index (such percentage being referred to herein as the "unadjusted Percentage"). As used herein:

               (i) the "Index" means the Consumer Price Index for All Urban Consumers (1982-1984=100) specified for All Items for the United States issued by the Bureau of Labor Statistics of the U.S. Department of Labor. If the Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the Percentage Increase shall be made with the use of such conversion factor, formula or Table for converting the Index as may be published by such Bureau of Labor Statistics. If the Index shall cease to be published, then for purposes of computing thE Percentage

                              Exhibit "A" - Page 1

Increase, there shall be substituted for such Index such alternative index as the parties hereto may mutually agree upon, and if they are unable to so agree within 90 days after the Index ceases to be published, such matter shall be determined by arbitration in accordance with the terms hereof.

               (ii) the "Base Index" shall mean the Index for the *** immediately preceding the *** in which the *** occurs.

          Second, the Percentage Increase, if any, shall be determined as follows:

                          ***

2.   Minimum Billing

     (a)  Contract Years *** through ***.

          (i)  The minimum bill during *** shall be         *** , and the
minimum bill for each of Contract Years *** through ***  shall        be ***,
subject to the provisions of clause (iii) below and the provisions of Sections 1.4(b), 2.5 and 9.4(b).

          (ii) Customer may terminate this Agreement *** .

     Subject to the provisions of clause (iii) below and the provisions of

Section 1.4(b) and 9.4(b), in consideration of ***, the minimum annual bill amounts set forth in clause (i) above shall be ***, provided that (a) in the event of termination of this Agreement *** during *** , and (b) in the event of termination of this Agreement *** during ***

                              Exhibit "A" - Page 2

          (iii) if at any time during Contract Years *** through ***, Customer shall have made *** payments pursuant to this Exhibit "A" equal to or exceeding ***, ***.

     (b)  Contract Years *** through ***.

          The minimum bill for each of Contract Years *** through *** shall
be *** per year.   *** may terminate this Agreement without penalty during
Contract Years *** through *** by giving *** advance written notice of such termination to ***.

3.   Effective Date

     The effective date of the Rate for the initial term of this Agreement is the Commencement Date.

4.   Taxes

     This Special Transportation Rate is inclusive of current business license taxes and state inspection supervision fees. This Rate shall be adjusted to take into account any future increase or decrease in such taxes and fees, as well as any additional fees or taxes which may be imposed on Mobile Gas with respect to the services rendered hereunder.

                              Exhibit "A" - Page 3

                                  EXHIBIT "B"
                              MCDUFFIE ISLAND SITE

                         MOBILE GAS SERVICE CORPORATION
                       TRANSPORTATION SERVICE CONDITIONS

                          *** Construction in a Manner
                       Acceptable to Mobile Gas

                                                                    ***

1.   Open cutting the Duval Street crossing of I-10.                ***

2.   Routing pipeline along South service road between              ***
     Duval Street and Washington Avenue. Mobile Gas is provided an easement in the area provided by the appropriate entity.

3.   Mobile Gas is allowed to buy its pipeline directly across      ***
     Washington Avenue without a casing, with Mobile Gas either boring or open trenching based on our preference.

4.   State of Alabama and City of Mobile provide milling and        ***
     Washington Ave. repaving on:
          4.1  Duval between Houston Street and Michigan Avenue.
          4.2  Baker Street.
          4.3  Raising manholes as required.

           ***
           ***